EX-99.906CERT

CERTIFICATION

Mark Alan Derby, President, and Jonathan Jay Derby, Vice-President, Treasurer and Secretary of the DCM Series Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.           The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2005 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                                                             Vice-President, Treasurer and Secretary

DCM Series Trust                                                               DCM Series Trust

/s/          Mark Alan Derby                                                  /s/         Jonathan Jay Derby

Mark Alan Derby                                                                Jonathan Jay Derby

Date:                  12/7/05                                                     Date:                               12/7/05

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the DCM Series Trust and will be retained by the DCM Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.